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                                                                      Exhibit 21


             SIGNIFICANT SUBSIDIARIES OF THE ASSOCIATED GROUP, INC.

                                   EXHIBIT 21

                                                                STATE OF
                                                              INCORPORATION
                                                          ----------------------

Associated Communications of Mexico, Inc.                       Delaware
Associated Investments, Inc.                                    Delaware
Associated PCN Holding Corporation                              Delaware
Associated Radio, Inc.                                          Delaware
Microwave Services, Inc.                                        Delaware
TruePosition, Inc.                                              Delaware